Supplement To Prospectus dated December 3, 1999 as Supplemented by the Prospectus Supplement dated December 28, 1999 and by the first Supplement dated January 31, 2000

Washington Mutual Bank, FA
Seller and Servicer

Credit Suisse First Boston
Mortgage Securities Corp.
Depositor

Mortgage-Backed Pass-Through Certificates, Series 1999-WM3

•

This supplement relates to the offering of the Mortgage-Backed Pass-Through Certificates, Series 1999-WM3, Class 1 A-1, Class 1 A-2, Class 1 A-3 and Class 1 A-4 certificates, the supplemental offered certificates. Additional information is contained in the prospectus supplement, the first supplement and in the prospectus of the depositor referred to above.

•

The Certificate Principal Balances as of the close of business on March 19, 2001, of the supplemental offered certificates are as follows: Class 1 A-1, $569,249,795.25, Class 1 A-2, $28,400,000.00, Class 1 A-3, $174,506,000.00, and Class 1 A-4, $101,785,000.00.

This supplement may be used to offer and sell the certificates offered hereby only if accompanied the prospectus, the first supplement and prospectus supplement referred to above.

CREDIT SUISSE FIRST BOSTON

Supplement dated March 23, 2001

THE MORTGAGE POOL

           Capitalized terms used in this supplement but not defined shall have the meanings set forth in the base prospectus or the prospectus supplement.

           Delinquency, foreclosure, REO and bankruptcy information with respect to the Mortgage Loans set forth in this supplement is based solely upon the information set forth in the Statement to Certificateholders, dated March 19, 2001. The Statement to Certificateholders is provided monthly to the Certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The information set forth in the Statement to Certificateholders is based upon the balances of the Mortgage Loans as of the close of business on February 28, 2001 (the "Delinquency Reference Date"). Copies of the Statements to Certificateholders are available from the Trustee to certificateholders upon request.

           All other mortgage pool information is as of March 16, 2001 (the "Reference Date).

           The Mortgage Pool consists of 3,182 Mortgage Loans with an aggregate Principal Balance outstanding as of the Reference Date of approximately $1,160,022,412.67. As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 334 months.

           As of the Reference Date, the aggregate Principal Balance of the Mortgage Loans was equal to approximately 89.07% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

           As of the Delinquency Reference Date, 0.82% of the Mortgage Loans (by aggregate Principal Balance) are delinquent by one month. As of the Delinquency Reference Date, 0.02% of the Mortgage Loans (by aggregate Principal Balance) are delinquent by two months. As of the Delinquency Reference Date, 0.16% of the Mortgage Loans (by aggregate Principal Balance) are delinquent by three or more months. As of the Delinquency Reference Date, 0.10% of the Mortgage Loans (by aggregate Principal Balance) are in foreclosure. As of the Delinquency Reference Date, none of the Mortgage Loans (by aggregate Principal Balance) are REO. As of the Delinquency Reference Date, 0.08% of the Mortgage Loans (by aggregate Principal Balance of the Mortgage Loans) are held by mortgagors who are in bankruptcy.

           As of the Reference Date, the weighted average Mortgage Rate of the Discount Mortgage Loans was approximately 7.49854%. As of the Reference Date, the weighted average Servicing Fee Rate of the Discount Mortgage Loans was approximately 0.25%. As of the Reference Date, the weighted average remaining term to maturity of the Discount Mortgage Loans was approximately 334 months.

           As of the Reference Date, the Group 1 Loans consist of 2,501 Mortgage Loans, with an aggregate Principal Balance of approximately $919,721,435.98. As of the Reference Date, the Group 1 Loans have a weighted average remaining term to maturity of approximately 335 months. As of the Reference Date, the Group 1 Loans bore interest at a Mortgage Rate of at least 7.15% per annum but not more than 7.875% per annum, with a weighted average Mortgage Rate of approximately 7.37808% per annum.

           As of the Reference Date, the aggregate Principal Balance of the Group 1 Loans was equal to approximately 90.36% of the aggregate Principal Balance of the Group 1 Loans as of the Cut-off Date.

           As of the Delinquency Reference Date, 0.59% of the Group 1 Loans (by aggregate Principal Balance of the Group 1 Loans) are delinquent by one month. As of the Delinquency Reference Date, none of the Group 1 Loans are delinquent by two months. As of the Delinquency Reference Date, 0.08% of the Group 1 Loans (by aggregate Principal Balance of the Group 1 Loans) are delinquent by three or more months. As of the Delinquency Reference Date, 0.05% of the Group 1 Loans (by aggregate Principal Balance of the Group 1 Loans) are in foreclosure. As of the Delinquency Reference Date, none of the Group 1 Loans are REO. As of the Delinquency Reference Date, 0.06% of the Group 1 Loans (by aggregate Principal Balance of the Group 1 Loans) are held by mortgagors who are in bankruptcy.

           As of the reference Date, the Group 2 Loans consist of 681 Mortgage Loans, with an aggregate Principal Balance of approximately $240,300,976.69. As of the Reference Date, the Group 2 Loans have a weighted average remaining term to maturity of approximately 331 months. As of the Reference Date the Group 2 Loans bore interest at a Mortgage Rate of at least 7.65% per annum but not more than 10.875% per annum, with a weighted average Mortgage Rate of approximately 7.95959% per annum.

           As of the Reference Date, the aggregate Principal Balance of the Group 2 Loans was equal to approximately 84.47% of the aggregate Group 2 Loans as of the Cut-off Date.

           As of the Delinquency Reference Date, 1.67% of the Group 2 Loans (by aggregate Principal Balance of the Group 2 Loans) are delinquent by one month. As of the Delinquency Reference Date, 0.11% of the Group 2 Loans (by aggregate Principal Balance of the Group 2 Loans) are delinquent by two months. As of the Delinquency Reference Date, 0.46% of the Group 2 Loans (by aggregate Principal Balance of the Group 2 Loans) are delinquent by three or more months. As of the Delinquency Reference Date, 0.27% of the Group 2 Loans (by aggregate Principal Balance of the Group 2 Loans) are in foreclosure. As of the Delinquency Reference Date, none of the Group 2 Loans (by aggregate Principal Balance of the Group 2 Loans) are REO. As of the Delinquency Reference Date, 0.20% of the Group 6 Loans (by aggregate Principal Balance of the Group 6 Loans) are held by mortgagors who are in bankruptcy.

           Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in this supplement in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

THE MORTGAGE POOLTHE SELLER AND THE SERVICER

           Washington Mutual Bank, FA, will continue to service the Mortgage Loans. The following updates the description of Washington Mutual Bank, FA found under the caption "The Seller and the Servicer" in the prospectus supplement.

           In January 2001, Washington Mutual Bank, FA acquired the mortgage origination and securitization operations of The PNC Financial Services Group, Inc. In February 2001, Bank United, a federally chartered banking subsidiary of Bank United Corp., was merged with and into Washington Mutual Bank, FA.

           Washington Mutual Bank, FA operates home loan centers in California, Florida, Texas and a number of additional states. At December 31, 2000, Washington Mutual Bank, FA had assets of $154.68 billion, deposits of $65.68 billion and total loans held in portfolio of $94.45 billion (exclusive of allowance for loan and lease losses). The loans held in portfolio at December 31, 2000 was comprised primarily of single-family residential loans $67.20 billion and mortgage loans secured by commercial real estate such as apartment buildings, office buildings, warehouses and shopping centers $15.83 billion.

           The OTS requires savings associations, such as Washington Mutual Bank, FA, to meet certain minimum capital requirements. At December 31, 2000 Washington Mutual Bank, FA's regulatory leverage, Tier 1 risk-based and total risk-based capital ratios as defined by the OTS were 5.81%, 10.40% and 11.36%, respectively, all of which satisfied the OTS's minimum capital requirements. The OTS also requires savings associations to have a minimum tangible capital ratio of 1.5% and Washington Mutual Bank, FA satisfied that ratio as of December 31, 2000. In addition, as of such date, Washington Mutual Bank, FA's capital ratios exceeded the minimum capital requirements as well as the standards established for "well-capitalized" institutions pursuant to the Federal Deposit Insurance Corporation Improvement Act.

The Servicer's Nonaccrual Loan Statistics

           The following table sets forth information concerning nonaccrual single family residential ("SFR") loans which Washington Mutual Bank, FA holds in its own portfolio as well as loans which have been originated by Washington Mutual Bank, FA or an affiliate and subsequently sold or securitized with recourse. Washington Mutual Bank, FA generally places loans on nonaccrual status when they become four payments delinquent.

                                                    December 31,
                                          2000         1999        1998
                                                (dollars in thousands)

Nonaccrual loans..............          $411,377     $508,031     $669,419
Total loans held in portfolio
  and  sold or securitized with
  recourse....................       $78,608,697  $80,060,411  $83,416,351
Nonaccrual loans as a percentage
  of total loans held in
  portfolio and sold or
  securitized with recourse...             0.52%        0.63%        0.80%
Foreclosed assets.............           $76,136     $106,165     $186,223

DESCRIPTION OF THE CERTIFICATES

           As of the close of business on March 19, 2001, the Senior Certificates evidence in the aggregate a beneficial ownership interest of approximately 94.50% in the Trust. The Class 1 M-1, Class 1 M-2, Class 1 M-3, Class 2 M-1, Class 2 M-2, Class 2 M-3, Class 1 B-1, Class 1 B-2, Class 2 B-1, Class 2 B-2 and Class B-3 Certificates evidence in the aggregate a beneficial ownership interest of approximately, 2.92%, 0.52%, 0.30%, 0.82%, 0.14%, 0.08%, 0.17%, 0.17%, 0.05%, 0.05% and 0.28%, respectively, in the Trust. See "Description of the Certificates" in the Prospectus Supplement.

           The Certificate Principal Balances as of the close of business on March 19, 2001 of the Class 1 A-P and Class 1 M certificates are as follows, Class 1 A-P $318,068.06, Class 1 M-1 $34,146,436.39, Class 1 M-2 $6,025,725.65 and Class 1 M-3 $3,514,595.50

           Because the amounts payable with respect to the Class 1 A-P Certificates generally derive only from principal payments on the Discount Mortgage Loans, the Class 1 A-P Certificates are particularly sensitive to the rate and timing of principal prepayments on the Discount Mortgage Loans. See "Certain Yield and Prepayment Considerations" in the Prospectus Supplement.

CERTAIN YIELD AND PREPAYMENT CONSIDERATONS

           For purposes of preparing the tables in Exhibit 2 to this Supplement, indicating the percentage of current Certificate Principal Balance outstanding and the weighted average life of the supplemental offered certificates, the Class 1 A-P Certificates and the Class 1 M Certificates under certain prepayment scenarios, the following assumptions (the "Revised Modeling Assumptions"), among others, have been made:

           (1) the Mortgage Loans consist of four groups with the following characteristics as of February 1, 2001:

                                                        Remaining
Loan      Aggregate        Mortgage     Net             Months to    Age
Group  Principal Balance   Rate         Mortgage Rate   Maturity    (months)

1....  $929,473,009.80        7.3787%   6.9976015440%     335          24

2....      $779,220.03        7.3281%   7.0000000000%     279          21

3....    $1,762,730.88        7.2831%   7.0000000000%     218          22

4....  $248,374,847.00        7.9637%   7.4946365430%     331          29

           (2) There are no repurchases of the Mortgage Loans;

           (3) the supplemental offered certificates, the Class 1 A P Certificates and the Class 1 M Certificates are purchased on March 23, 2001;

           (4) the Certificate Principal Balances are based upon Statement to Certificateholders report as of February 19, 2001;

           (5) the tables in Exhibit 2 to this supplement and the weighted-average lives calculations are based upon payments on the certificates from and after April 19, 2001;

           (6) no Mortgage Loan is delinquent and there are no Realized Losses while the Certificates are outstanding;

           (7) there are no Prepayment Interest Shortfalls or shortfalls of interest with regard to the Mortgage Loans;

           (8) there is no optional termination of the Mortgage Loans by the Servicer; and

           (9) distributions on the Certificates will be on the 19th day of each month beginning in March 2001.

FEDERAL INCOME TAX CONSEQUENCES

           Upon the initial issuance of the Offered Certificates pursuant to the prospectus supplement, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, delivered its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust would qualify as two REMICs under the Code. For federal income tax purposes, (a) each Class of Class R Certificates will constitute the sole class of "residual interests" in the related REMIC, and (b) each class of Senior Certificates, the Class M Certificates and Class B Certificates will represent ownership of "regular interests" in a REMIC and will generally be treated as debt instruments of that REMIC. See "Federal Income Tax Consequences" in the Prospectus Supplement and "Federal Income Tax Consequences--REMIC Trust Funds" in the prospectus.

New Withholding Regulations

           The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described in the Prospectus. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations. See "Federal Income Tax Consequences--REMIC Trust Funds--Reporting and Other Administrative Matters;" "--Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the Prospectus.

ERISA CONSIDERATIONS

           The restrictions on the Class M Certificates set forth under ERISA Considerations in the prospectus supplement no longer apply. The DOL has issued certain amendments to the Underwriter’s PTE since the date of the prospectus supplement which permit the Class M Certificates to be purchased and held by, or on behalf of, or with “Plan Assets” of, a Plan if the Class M Certificates are rated at least “BBB-” (or its equivalent) by Standard & Poor’s, Fitch or Moody’s at the time of purchase. Accordingly, the Class M Certificates may be purchased and held by or on behalf of, or with ERISA plan assets of, any ERISA plan if the Class M Certificates are rated at least “BBB-” (or its equivalent) at the time of purchase. The Underwriter’s PTE contains a number of other conditions which must be met for the Underwriter’s PTE to apply, including the requirement that any such ERISA plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

           Each beneficial owner of a Class M Certificate (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either (i) it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding (each, a "Plan Investor"), (ii) it has acquired and is holding such Class M Certificates in reliance on the Underwriter's PTE, and that it understands that there are certain conditions to the availability of the Underwriter's PTE, including that the Class M Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (iii) (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

           If any Class M Certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of such Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

THE MORTGAGE POOLMETHOD OF DISTRIBUTION

           The supplemental offered certificates will be purchased the Seller by Credit Suisse First Boston Corporation, as purchaser, pursuant to a certificate purchase agreement, dated the date of this supplement, among the Seller, the depositor and the purchaser.

           The purchaser intends to offer the supplemental offered certificates from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The purchaser may effect such transactions by selling the supplemental offered certificates to or through dealers. In connection with the purchase and sale of the supplemental offered certificates, the purchaser and any dealers that may participate with the purchaser in such resale of the supplemental offered certificates may be deemed to have received compensation from the Seller in the form of discounts or commissions or, in the case of such dealers, compensation from the purchaser in the form of discounts, concessions or commissions. The certificate purchase agreement provides that the Seller will indemnify the purchaser against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the supplemental offered certificates. There can be no assurance that an active secondary market will develop, or if it does develop, that it will continue.

           UNTIL JUNE 22, 2001, ALL DEALERS EFFECTING TRANSACTIONS IN THE SUPPLEMENTAL OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS (INCLUDING THE PROSPECTUS SUPPLEMENT AND THIS SUPPLEMENT). THE DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  EXHIBIT 1

                    Distribution of Year of First Payment
                             on the Group 1 Loans

                                                 Aggregate
                                  Number of   Principal Balance   % of Aggregate
                                  Mortgage    Outstanding as of     Principal
Year of First Payment              Loans        Reference Date       Balance
------------------------------ ------------  -------------------  -------------
1992..........................           1     $  219,872.55         0.02%
1993..........................          12      4,262,645.02          0.46
1994..........................           4      1,241,393.77          0.13
1996..........................           9      2,583,926.26          0.28
1997..........................          56     26,122,159.76          2.84
1998..........................         365    139,102,119.22         15.12
1999..........................       2,054    746,189,319.40         81.13
Total.........................       2,501   $919,721,435.98          100%

                           Distribution of Mortgage
                         Rates for the Group 1 Loans

                                                 Aggregate
                                  Number of   Principal Balance   % of Aggregate
                                  Mortgage    Outstanding as of     Principal
Range of Current Mortgage Rates    Loans        Reference Date       Balance
------------------------------  ------------  -------------------  -------------
7.000%-7.499%.................      1,768       638,986,818.80        69.48%
7.500%-7.999%.................        733       280,734,617.18         30.52
Total.........................      2,501      $919,721,435.98          100%

The weighted average of the Mortgage Rates for the Group 1 Loans is 7.378%.

                  Distribution of Reference Date Mortgage Loan
                    Principal Balances for the Group 1 Loans

                                                 Aggregate
                                  Number of   Principal Balance   % of Aggregate
Range of Reference Date Principal Mortgage    Outstanding as of     Principal
Balances                          Loans        Reference Date       Balance
------------------------------  ------------  -------------------  -------------
$0.01-$25,000.00.............         1             10,015.61            0%
$100,000.01-$125,000.00......         1            101,245.93          0.01
$125,000.01-$150,000.00......         2            265,266.82          0.03
$150,000.01-$175,000.00......         1            174,466.02          0.02
$175,000.01-$200,000.00......         4            769,391.66          0.08
$200,000.01-$250,000.00......         200       48,414,000.30          5.26
$250,000.01-$300,000.00......         796      218,481,005.49         23.76
$300,000.01-$400,000.00......         829      284,164,203.61         30.90
$400,000.01-$500,000.00......         342      151,400,040.02         16.46
$500,000.01-$600,000.00......         166       91,384,240.94          9.94
$600,000.01-$700,000.00......          76       48,114,616.47          5.23
$700,000.01-$800,000.00......          28       21,105,440.01          2.29
$800,000.01-$900,000.00......          25       21,252,606.31          2.31
$900,000.01-$1,000,000.00....          16       15,272,692.41          1.66
$1,000,000.01 or more........          14       18,812,204.38          2.05
            Total............       2,501     $919,721,435.98          100%

The average of the Reference Date Mortgage Loan Principal Balances for the
Group 1 Loans is $367,741.48.

                      Distribution of Mortgaged Property
                         Types for the Group 1 Loans

                                                 Aggregate
                                  Number of   Principal Balance   % of Aggregate
                                  Mortgage    Outstanding as of     Principal
Property Type                     Loans        Reference Date       Balance
------------------------------  ------------  -------------------  -------------
Single-Family Residence.......       2,294     $846,176,913.92        92.00%
Townhouse.....................           1          299,512.30          0.03
Condominium...................         118       38,430,338.67          4.18
Two Family....................          69       25,791,224.31          2.80
Three Family..................          16        7,289,532.21          0.79
Four Family...................           3        1,733,914.57          0.19
Total.........................       2,501     $919,721,435.98          100%

                        Purpose for the Group 1 Loans

                                                 Aggregate
                                  Number of   Principal Balance   % of Aggregate
                                  Mortgage    Outstanding as of     Principal
Purpose                           Loans        Reference Date       Balance
------------------------------  ------------  -------------------  -------------
Unknown.......................         1        $  516,763.81         0.06%
Purchase......................       930       331,618,879.48         36.06
Refinance - Cashout...........       670       256,700,840.46         27.91
Const/Perm....................         2           452,057.02          0.05
Property Improv. .............       359       132,729,077.33         14.43
Refinance - Rate/Term.........       539       197,703,817.88         21.50
Total.........................     2,501      $919,721,435.98          100%

                        Distribution of Occupancy Type
                            for the Group 1 Loans

                                                 Aggregate
                                  Number of   Principal Balance   % of Aggregate
                                  Mortgage    Outstanding as of     Principal
Occupancy Type                     Loans        Reference Date       Balance
------------------------------  ------------  -------------------  -------------
Primary.......................      2,403       $883,707,362.66        96.08%
Second Home...................         65         25,009,277.14          2.72
Investment....................         33         11,004,796.18          1.20
Total.........................      2,501       $919,721,435.98          100%

                      Distribution of Documentation Type
                            for the Group 1 Loans

                                                 Aggregate
                                  Number of   Principal Balance   % of Aggregate
                                  Mortgage    Outstanding as of     Principal
Documentation Type                 Loans        Reference Date       Balance
------------------------------  ------------  -------------------  -------------
Reduced Documentation.........       21         $ 7,744,050.27         0.84%
Full Doc--Asset and Income
Verification..................     2,251        830,178,960.38         90.26
Low Documentation.............       183         66,056,568.74          7.18
Streamline Refinance..........        46         15,741,856.59          1.71
Total.........................     2,501       $919,721,435.98          100%

                   Distribution of Original Term to Stated
                        Maturity for the Group 1 Loans

                                                 Aggregate
                                  Number of   Principal Balance   % of Aggregate
                                  Mortgage    Outstanding as of     Principal
Range of Months in Original Term  Loans        Reference Date       Balance
-------------------------------- ------------ -------------------  -------------
240...................                         6    $ 1,758,773.35     0.19%
300...................                         3        778,152.10      0.08
348...................                         1        219,872.55      0.02
350...................                         1        232,184.47      0.03
360...................                     2,490    916,732,453.51     99.68
Total.................                     2,501   $919,721,435.98      100%

The weighted average original term to stated maturity for the Group 1 Loans is 360 months.

                   Distribution of Remaining Term to Stated
                        Maturity for the Group 1 Loans

                                                 Aggregate
                                  Number of   Principal Balance   % of Aggregate
                                  Mortgage    Outstanding as of     Principal
Range of Months in Remaining Term Loans        Reference Date       Balance
--------------------------------  ----------- -------------------  -------------
205-216..............                   2      $ 504,479.82         0.05%
217-228..............                   4      1,254,293.53          0.14
253-264..............                   1        219,872.55          0.02
265-276..............                  14      5,016,852.97          0.55
277-288..............                   5      1,265,337.92          0.14
289-300..............                   2        487,277.47          0.05
301-312..............                   7      2,096,648.79          0.23
313-324..............                 104     44,550,627.25          4.84
325-336..............               1,183    434,189,806.61         47.21
337-348..............               1,179    430,136,239.07         46.77
Total................               2,501   $919,721,435.98          100%

The weighted average remaining term to stated maturity for the Group 1 Loans is 335 months.

               Geographical Distribution for the Group 1 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Range of Months in Remaining Term      Loans                          Balance
California...........                   1,885   $698,000,300.25        75.89%
New York.............                     133     47,567,610.67          5.17
Illinois.............                      68     23,799,639.12          2.59
Florida..............                      59     23,080,727.39          2.51
Massachusetts........                      60     21,234,278.86          2.31
Colorado.............                      59     20,638,467.83          2.24
New Jersey...........                      38     13,300,906.54          1.45
Texas................                      35     13,012,076.13          1.41
Arizona..............                      30     10,639,350.11          1.16
Connecticut..........                      29      9,838,434.06          1.07
Other................                     105     38,609,645.02          4.20
Total................                   2,501   $919,721,435.98          100%

                    Distribution of Original Loan-to-Value
                         Ratios for the Group 1 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Range of Original Loan-to-Value        Loans                          Balance
Ratios
50.000% or less...........                365   $142,358,219.12        15.48%
50.001%-55.000%...........                 66     27,788,412.90          3.02
55.001%-60.000%...........                105     40,351,951.88          4.39
60.001%-65.000%...........                144     63,649,064.35          6.92
65.001%-70.000%...........                283    109,401,369.73         11.90
70.001%-75.000%...........                478    173,768,591.00         18.89
75.001%-80.000%...........                679    239,258,633.51         26.01
80.001%-85.000%...........                 47     14,342,049.41          1.56
85.001%-90.000%...........                203     66,082,763.39          7.19
90.001%-95.000%...........                 97     29,370,379.59          3.19
95.001%-100.000%..........                 31     12,044,060.34          1.31
180.001%-185.000%.........                  1        325,822.47          0.04
200.001% or more..........                  2        980,118.29          0.11
Total.....................              2,501   $919,721,435.98          100%

The weighted average of the original Loan-to-Value Ratios for the Group 1
Loans is 66.622%.

                             on the Group 2 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Year of First Payment                  Loans                          Balance
1980.............................          1     $  123,252.02         0.05%
1990.............................          1        245,253.55          0.10
1992.............................          2        579,327.15          0.24
1993.............................          2        568,159.28          0.24
1994.............................          3        834,645.55          0.35
1995.............................          9      2,373,045.97          0.99
1996.............................         55     18,508,023.07          7.70
1997.............................         86     32,050,806.81         13.34
1998.............................         83     31,956,460.67         13.30
1999.............................        439    153,062,002.62         63.70
Total............................        681   $240,300,976.69          100%

                           Distribution of Mortgage
                         Rates for the Group 2 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Range of Mortgage Rates                Loans                          Balance
7.500%-7.999%....................         415   $151,365,552.25        62.99%
8.000%-8.499%....................         214     72,976,015.43         30.37
8.500%-8.999%....................          44     13,536,145.80          5.63
9.000%-9.499%....................           5      1,660,148.65          0.69
9.500%-9.999%....................           2        517,861.01          0.22
10.500%-10.999%..................           1        245,253.55          0.10
Total............................         681   $240,300,976.69          100%

The weighted average of the Mortgage Rates for the Group 2 Loans is 7.960%.

                 Distribution of Reference Date Mortgage Loan
                   Principal Balances for the Group 2 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Range of Reference Date Principal      Loans                          Balance
Balances
$75,000.01-$100,000.00.........             1         84,935.62       0.04%
$100,000.01-$125,000.00........             1        123,252.02        0.05
$150,000.01-$175,000.00........             1        174,604.18        0.07
$175,000.01-$200,000.00........             1        186,248.81        0.08
$200,000.01-$250,000.00........            88     21,184,671.92        8.82
$250,000.01-$300,000.00........           222     60,892,585.21       25.34
$300,000.01-$400,000.00........           235     80,931,359.88       33.68
$400,000.01-$500,000.00........            72     32,416,988.59       13.49
$500,000.01-$600,000.00........            18      9,896,375.26        4.12
$600,000.01-$700,000.00........            18     11,653,398.55        4.85
$700,000.01-$800,000.00........             8      5,970,319.64        2.48
$800,000.01-$900,000.00........             7      5,934,399.15        2.47
$900,000.01-$1,000,000.00......             2      1,960,160.26        0.82
$1,000,000.01 or more..........             7      8,891,677.60        3.70
Total..........................           681   $240,300,976.69        100%

The average of the Reference Date Mortgage Loan Principal Balances for the
Group 2 Loans is $352,864.87.

                      Distribution of Mortgaged Property
                         Types for the Group 2 Loans

                                                     Aggregate
                                                  Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Property Type                          Loans                          Balance
Single-Family Residence..........            573   $202,120,390.13    84.11%
Townhouse........................              2        603,277.81      0.25
Condominium......................             53     17,241,381.31      7.17
Two Family.......................             37     12,889,574.51      5.36
Three Family.....................             10      4,306,035.46      1.79
Four Family......................              6      3,140,317.47      1.31
Total............................            681   $240,300,976.69      100%

                        Distribution of Mortgage Loan
                        Purpose for the Group 2 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Purpose                                Loans                          Balance
Purchase.........................            369   $124,908,522.74    51.98%
Refinance--Cashout................            146     51,226,579.42     21.32
Construction.....................              1        394,700.69      0.16
Const/Perm.......................              1        123,252.02      0.05
Property Improv. ................             47     20,374,007.22      8.48
Refinance--Rate/Term..............            117     43,273,914.60     18.01
Total............................            681   $240,300,976.69      100%

                        Distribution of Occupancy Type
                            for the Group 2 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Occupancy Type                         Loans                          Balance
Primary..........................         594   $210,310,024.21        87.52%
Second Home......................          15      6,555,532.39          2.73
Investment.......................          72     23,435,420.09          9.75
Total............................         681   $240,300,976.69          100%

                      Distribution of Documentation Type
                            for the Group 2 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Documentation Type                     Loans                          Balance
Reduced Documentation............         23    $ 7,742,908.55         3.22%
Full Doc--Asset and Income                 506    180,403,577.21         75.07
Verification.....................
Low Documentation................         152     52,154,490.93         21.70
Total............................         681   $240,300,976.69          100%

                   Distribution of Original Term to Stated
                        Maturity for the Group 2 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Range of Months in Original Term       Loans                          Balance
180..............................              1     $  252,110.19      0.10%
336..............................              1        123,252.02       0.05
360..............................            679    239,925,614.48      99.84
Total............................            681   $240,300,976.69       100%

The weighted average original term to stated maturity for the Group 2 Loans is 360 months.

                   Distribution of Remaining Term to Stated
                        Maturity for the Group 2 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Range of Months in Remaining Term      Loans                          Balance
73-84................                          1     $  123,252.02     0.05%
229-240..............                          1        245,253.55     0.10
241-252..............                          1        252,259.70     0.10
253-264..............                          2        513,316.26     0.21
265-276..............                          1        381,910.47     0.16
277-288..............                          3        834,645.55     0.35
289-300..............                         38     11,989,843.47     4.99
301-312..............                         31     10,248,561.81     4.26
313-324..............                        111     41,599,363.01    17.31
325-336..............                        130     50,435,615.59    20.99
337-348..............                        361    123,202,242.46    51.27
349-360..............                          1        474,712.80     0.20
Total............................            681   $240,300,976.69     100%

The weighted average remaining term to stated maturity for the Group 2 Loans is 331 months.

                    Distribution of Original Loan-to-Value
                         Ratios for the Group 2 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Range of Original Loan-to-Value        Loans                          Balance
Ratios
50.000% or less...........                    34    $14,947,047.84    6.22%
50.001%-55.000%...........                    17      6,702,965.94     2.79
55.001%-60.000%...........                    31     12,543,958.33     5.22
60.001%-65.000%...........                    42     16,681,333.91     6.94
65.001%-70.000%...........                    93     34,979,294.71    14.56
70.001%-75.000%...........                   103     35,509,091.02    14.78
75.001%-80.000%...........                   206     68,860,671.20    28.66
80.001%-85.000%...........                     8      2,353,499.90     0.98
85.001%-90.000%...........                    75     24,567,577.11    10.22
90.001%-95.000%...........                    56     16,581,698.12     6.90
95.001%-100.000%..........                    16      6,573,838.61     2.74
Total.....................                   681   $240,300,976.69     100%

The weighted average of the original Loan-to-Value Ratios for the Group 2
Loans is 73.545%.

               Geographical Distribution for the Group 2 Loans

                                                     Aggregate
                                                 Principal Balance     % of
                                     Number of   Outstanding as of   Aggregate
                                     Mortgage     Reference Date     Principal
Range of Months in Remaining Term      Loans                          Balance
California...........                        444   $158,866,984.75     66.11%
Florida..............                         37     13,972,235.30      5.81
New York.............                         39     12,473,557.40      5.19
Massachusetts........                         21      7,328,614.88      3.05
Connecticut..........                         20      7,203,923.73      3.00
Illinois.............                         16      6,650,963.46      2.77
New Jersey...........                         20      6,549,925.42      2.73
Colorado.............                         14      5,389,482.25      2.24
Texas................                         13      3,639,186.44      1.51
Nevada...............                          8      3,263,663.18      1.36
Other................                         49     14,962,439.88      6.23
Total................                        681   $240,300,976.69      100%

                                  EXHIBIT 2

                                      Class 1 A-1 Certificates at the
                                       following percentages of CPR
                                 ------------------------------------------
Distribution Date                     0%      100%    200%    300%    400%
                                 ----------------------------------
                                                                   --------
March 23, 2001...............          87       86      86      85      84
March 19, 2002...............          86       77      68      60      51
March 19, 2003...............          84       68      52      38      25
March 19, 2004...............          82       59      39      21       6
March 19, 2005...............          80       51      27       7       0
March 19, 2006...............          78       44      17       0       0
March 19, 2007...............          76       37       9       0       0
March 19, 2008...............          74       31       3       0       0
March 19, 2009...............          72       26       0       0       0
March 19, 2010...............          69       22       0       0       0
March 19, 2011...............          67       17       0       0       0
March 19, 2012...............          64       13       0       0       0
March 19, 2013...............          61        9       0       0       0
March 19, 2014...............          58        5       0       0       0
March 19, 2015...............          55        2       0       0       0
March 19, 2016...............          51        0       0       0       0
March 19, 2017...............          47        0       0       0       0
March 19, 2018...............          43        0       0       0       0
March 19, 2019...............          38        0       0       0       0
March 19, 2020...............          33        0       0       0       0
March 19, 2021...............          28        0       0       0       0
March 19, 2022...............          22        0       0       0       0
March 19, 2023...............          16        0       0       0       0
March 19, 2024...............           9        0       0       0       0
March 19, 2025...............           2        0       0       0       0
March 19, 2026...............           0        0       0       0       0
Weighted Average Life ** (years)    15.41     5.86    3.02    1.98    1.46

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                      Class 1 A-2 Certificates at the
                                       following percentages of CPR
                                 ------------------------------------------
Distribution Date                     0%      100%    200%    300%    400%
                                 ------------------------------------------
March 23, 2001...............         100      100     100     100     100
March 19, 2002...............         100      100     100     100     100
March 19, 2003...............         100      100     100     100     100
March 19, 2004...............         100      100     100     100     100
March 19, 2005...............         100      100     100     100       0
March 19, 2006...............         100      100     100      33       0
March 19, 2007...............         100      100     100       0       0
March 19, 2008...............         100      100     100       0       0
March 19, 2009...............         100      100      53       0       0
March 19, 2010...............         100      100       0       0       0
March 19, 2011...............         100      100       0       0       0
March 19, 2012...............         100      100       0       0       0
March 19, 2013...............         100      100       0       0       0
March 19, 2014...............         100      100       0       0       0
March 19, 2015...............         100      100       0       0       0
March 19, 2016...............         100       69       0       0       0
March 19, 2017...............         100        0       0       0       0
March 19, 2018...............         100        0       0       0       0
March 19, 2019...............         100        0       0       0       0
March 19, 2020...............         100        0       0       0       0
March 19, 2021...............         100        0       0       0       0
March 19, 2022...............         100        0       0       0       0
March 19, 2023...............         100        0       0       0       0
March 19, 2024...............         100        0       0       0       0
March 19, 2025...............         100        0       0       0       0
March 19, 2026...............           0        0       0       0       0
Weighted Average Life ** (years)    24.59    15.30    8.06    4.95    3.52

*.....Indicates a number that is greater than zero but less than 0.5%.

**....The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
Principal Balance by the number of years from the date of issuance of the
Certificate to the related Distribution Date, (ii) adding the results, and
(iii) dividing the sum by the aggregate of the net distributions described in
(i) above.

                                      Class 1 A-3 Certificates at the
                                       following percentages of CPR
                                 ------------------------------------------
Distribution Date                     0%      100%    200%    300%    400%
                                 ------------------------------------------
March 23, 2001...............         100      100     100     100     100
March 19, 2002...............         100      100     100     100     100
March 19, 2003...............         100      100     100     100     100
March 19, 2004...............         100      100     100     100     100
March 19, 2005...............         100      100     100     100      84
March 19, 2006...............         100      100     100     100      50
March 19, 2007...............         100      100     100      77      28
March 19, 2008...............         100      100     100      58      17
March 19, 2009...............         100      100     100      45      11
March 19, 2010...............         100      100      93      36       8
March 19, 2011...............         100      100      80      29       6
March 19, 2012...............         100      100      68      23       4
March 19, 2013...............         100      100      58      18       3
March 19, 2014...............         100      100      50      15       2
March 19, 2015...............         100      100      42      11       2
March 19, 2016...............         100      100      35       9       1
March 19, 2017...............         100       99      30       7       1
March 19, 2018...............         100       88      25       5       1
March 19, 2019...............         100       78      20       4       *
March 19, 2020...............         100       68      17       3       *
March 19, 2021...............         100       58      13       2       *
March 19, 2022...............         100       50      11       2       *
March 19, 2023...............         100       41       8       1       *
March 19, 2024...............         100       33       6       1       *
March 19, 2025...............         100       26       4       1       *
March 19, 2026...............          95       18       3       *       *
March 19, 2027...............          64       12       2       *       *
March 19, 2028...............          30        5       1       *       *
March 19, 2029...............           0        0       0       0       0
Weighted Average Life ** (years)    26.42    21.29   14.20    9.03    5.74

*.....Indicates a number that is greater than zero but less than 0.5%.

**....The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
Principal Balance by the number of years from the date of issuance of the
Certificate to the related Distribution Date, (ii) adding the results, and
(iii) dividing the sum by the aggregate of the net distributions described in
(i) above.

                                      Class 1 A-4 Certificates at the
                                       following percentages of CPR
                                 ------------------------------------------
Distribution Date                     0%      100%    200%    300%    400%
                                 ------------------------------------------
March 23, 2001...............         100      100     100     100     100
March 19, 2002...............         100      100     100     100     100
March 19, 2003...............         100      100     100     100     100
March 19, 2004...............         100      100     100     100     100
March 19, 2005...............         100       99      99      98      98
March 19, 2006...............          99       97      94      91      88
March 19, 2007...............          99       93      88      82      76
March 19, 2008...............          97       88      80      71      61
March 19, 2009...............          96       82      70      58      47
March 19, 2010...............          93       76      60      47      35
March 19, 2011...............          91       69      52      37      26
March 19, 2012...............          88       63      44      30      19
March 19, 2013...............          86       58      38      24      14
March 19, 2014...............          83       52      32      19      10
March 19, 2015...............          79       47      27      15       8
March 19, 2016...............          76       42      23      12       6
March 19, 2017...............          72       38      19       9       4
March 19, 2018...............          68       34      16       7       3
March 19, 2019...............          64       30      13       5       2
March 19, 2020...............          59       26      11       4       1
March 19, 2021...............          54       22       9       3       1
March 19, 2022...............          49       19       7       2       1
March 19, 2023...............          43       16       5       2       *
March 19, 2024...............          37       13       4       1       *
March 19, 2025...............          31       10       3       1       *
March 19, 2026...............          23        7       2       *       *
March 19, 2027...............          16        4       1       *       *
March 19, 2028...............           7        2       *       *       *
March 19, 2029...............           0        0       0       0       0
Weighted Average Life ** (years)    19.65    14.41   11.48    9.72    8.54

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                      Class 1 A-P Certificates at the
                                       following percentages of CPR
                                 ------------------------------------------
Distribution Date                     0%      100%    200%    300%    400%
                                 ------------------------------------------
March 23, 2001...............          91       91      90      90      89
March 19, 2002...............          90       84      79      73      68
March 19, 2003...............          89       78      68      59      51
March 19, 2004...............          88       73      59      48      38
March 19, 2005...............          86       67      52      39      29
March 19, 2006...............          85       62      45      31      21
March 19, 2007...............          83       57      39      25      16
March 19, 2008...............          82       53      33      20      12
March 19, 2009...............          80       49      29      16       9
March 19, 2010...............          78       45      25      13       7
March 19, 2011...............          76       41      21      10       5
March 19, 2012...............          74       37      18       8       4
March 19, 2013...............          72       34      15       7       3
March 19, 2014...............          69       31      13       5       2
March 19, 2015...............          67       28      11       4       1
March 19, 2016...............          64       25       9       3       1
March 19, 2017...............          61       22       8       3       1
March 19, 2018...............          57       20       6       2       1
March 19, 2019...............          54       18       5       1       *
March 19, 2020...............          50       15       4       1       *
March 19, 2021...............          46       13       4       1       *
March 19, 2022...............          41       11       3       1       *
March 19, 2023...............          36        9       2       *       *
March 19, 2024...............          31        8       2       *       *
March 19, 2025...............          26        6       1       *       *
March 19, 2026...............          20        4       1       *       *
March 19, 2027...............          13        3       *       *       *
March 19, 2028...............           6        1       *       *       *
March 19, 2029...............           0        0       0       0       0
Weighted Average Life ** (years)    18.39    10.42    6.65    4.67    3.51

*.....Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
      Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

                                 Class 1 M-1, Class 1 M-2 and Class 1 M-3
                                       Certificates at the following
                                            percentages of CPR
                                 ------------------------------------------
Distribution Date                     0%      100%    200%    300%    400%
                                 ------------------------------------------
March 23, 2001...............          99       99      99      99      99
March 19, 2002...............          98       98      98      98      98
March 19, 2003...............          96       96      96      96      96
March 19, 2004...............          95       95      95      95      95
March 19, 2005...............          94       93      93      92      92
March 19, 2006...............          92       90      88      85      83
March 19, 2007...............          91       86      81      77      72
March 19, 2008...............          89       81      73      66      59
March 19, 2009...............          87       75      64      55      46
March 19, 2010...............          85       69      55      44      34
March 19, 2011...............          83       63      47      35      25
March 19, 2012...............          80       58      41      28      19
March 19, 2013...............          78       53      35      22      14
March 19, 2014...............          75       48      29      18      10
March 19, 2015...............          72       43      25      14       7
March 19, 2016...............          69       39      21      11       5
March 19, 2017...............          66       35      18       8       4
March 19, 2018...............          62       31      15       7       3
March 19, 2019...............          58       27      12       5       2
March 19, 2020...............          54       24      10       4       1
March 19, 2021...............          50       20       8       3       1
March 19, 2022...............          45       17       6       2       1
March 19, 2023...............          39       14       5       2       *
March 19, 2024...............          34       12       4       1       *
March 19, 2025...............          28        9       3       1       *
March 19, 2026...............          21        6       2       *       *
March 19, 2027...............          14        4       1       *       *
March 19, 2028...............           7        2       *       *       *
March 19, 2029...............           0        0       0       0       0
Weighted Average Life ** (years)    18.38    13.58   10.91    9.32    8.30

*.....Indicates a number that is greater than zero but less than 0.5%.

**....The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate
Principal Balance by the number of years from the date of issuance of the
Certificate to the related Distribution Date, (ii) adding the results, and
(iii) dividing the sum by the aggregate of the net distributions described in
(i) above.